STUART M. FRIED, CPA


















                              LENED, INC.

                         REPORT TO STOCKHOLDERS

                          FINANCIAL STATEMENTS

                YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                                                    STUART M. FRIED, CPA


                              LENED, INC.
                         REPORT TO STOCKHOLDERS
                          FINANCIAL STATEMENTS
                           TABLE OF CONTENTS
                YEARS ENDED SEPTEMBER 30, 1996 AND 1995






                                                               PAGE

            INDEPENDENT AUDITOR'S REPORT                         1

            STATEMENTS OF ASSETS, LIABILITIES AND
            CAPITAL SECURITIES                                   2

            STATEMENTS OF OPERATIONS, UNDISTRIBUTED NET
            INCOME (LOSS)                                        3

            STATEMENTS OF CHANGES IN NET ASSETS                  4

            STATEMENTS OF CASH FLOWS                             5

            NOTES TO FINANCIAL STATEMENTS                      6-15

                      INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of Lened, Inc.
c/o Joseph Flusfeder
15 West 53rd Street
New York, New  York

We have audited the accompanying statements of assets, liabilities and capital securities of Lened, Inc. (a New Jersey Corporation), as of September 30, 1996 and 1995, and the related statements of operations, undistributed net income (loss) and statements of changes in net assets, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The investment securities held in custody were confirmed to us by the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lened, Inc. as of September 30, 1996 and 199, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                 STUART M. FRIED, CPA

West Caldwell, New Jersey
November 10, 1996

                                                    STUART M. FRIED, CPA



                              LENED, INC.
                   STATEMENTS OF ASSETS, LIABILITIES
                         AND CAPITAL SECURITIES


                                 ASSETS


                                                          SEPTEMBER 30,
                                                     -----------------------
                                                        1996         1995
                                                     ----------   ----------

INVESTMENT IN MUNICIPAL BONDS,
 with accrued interest - at fair market
 value (amortized cost $1,729,006 and
 $1,666,269) (Note 1)                                $1,786,084   $1,737,398
Cash                                                        903          743

Investment in Vista New York Tax-Free
 Money Market Fund (2.95% avg. Interest rate)            81,608      171,775
Prepaid expenses                                          1,293        1,797
                                                     ----------   ----------
                                                     $1,869,888   $1,911,713
                                                     ==========   ==========
            LIABILITIES AND CAPITAL SECURITIES

LIABILITIES:
  Dividends payable                                  $   92,531   $  110,724
  Other current liabilities                              11,641        8,155
                                                     ----------   ----------
                                                        104,172      118,879
                                                     ----------   ----------

NET ASSETS APPLICABLE TO OUTSTANDING CAPITAL SHARES:

CAPITAL SHARES
  Common stock, no par value, 25,200 shares
      authorized, 18,960 issued and outstanding      $   22,500       22,500
  Paid in capital                                       144,732      144,732
  Retained earnings                                   1,577,132    1,607,818
  Undistributed net income (loss)                        (7,930)     (30,686)
  Unrealized appreciation of investments                 29,282       48,470
                                                     ----------   ----------
Total stockholders' equity (equivalent to
$93.13 per share at 9/30/96 and $94.56
per share at 9/30/95)                                 1,765,716    1,792,834
                                                     ----------   ----------
                                                     $1,869,888   $1,911,713
                                                     ==========   ==========

The accompanying notes are an integral part of these financial statements.

                                                    STUART M. FRIED, CPA





                              LENED, INC.
                       STATEMENTS OF OPERATIONS,
                    UNDISTRIBUTED NET INCOME (LOSS)

                                                   YEARS ENDED SEPTEMBER 30,
                                                   -------------------------
                                                        1996         1995
                                                     ----------   ----------

INVESTMENT INCOME:

  INCOME
  Interest income on tax free municipals              $ 108,481   $  129,530
   Dividend income - tax free                             3,574            7
                                                     ----------   ----------
                                                        112,055      129,537


  EXPENSES:
  Custodial fees (Note 4)                                 2,293        2,636
  Audit fees                                              2,400        2,400
  Legal fees                                              3,000        1,425
  Taxes other than income taxes                             250          365
  Office expense                                          8,466        8,619
  Insurance                                               1,929        2,000
  Filing fees                                               250          250
                                                     ----------   ----------
                                                         18,588       17,695
                                                     ----------   ----------

INVESTMENT INCOME                                        93,467      111,842
Net realized gain (loss) from investment transactions    (8,695)     (31,804)
                                                     ----------   ----------

INVESTMENT INCOME BEFORE FEDERAL
 INCOME TAX                                              84,772       80,038
Less:  Federal income taxes                                 171            0
                                                     ----------   ----------

NET INVESTMENT INCOME                                    84,601       80,038

Less: Dividends paid                                     92,531      110,724
                                                     ----------   ----------

UNDISTRIBUTED NET INCOME (LOSS)                      $   (7,930)  $  (30,686)
                                                     ==========   ==========

The accompanying notes are an integral part of these financial statements.

                                                    STUART M. FRIED, CPA





                              LENED, INC.
                  STATEMENTS OF CHANGES IN NET ASSETS

                                                   YEARS ENDED SEPTEMBER 30,
                                                   -------------------------
                                                        1996         1995
                                                     ----------   ----------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
  Investment income - net                            $   93,296   $  111,842
  Net realized gain (loss) on investments                (8,695)     (31,804)
  Change in unrealized appreciation (depreciation)      (19,188)      21,890
                                                     ----------   ----------

NET INCREASE IN NET ASSETS RESULTING
FROM OPERATIONS                                          65,413      101,928

DISTRIBUTION TO SHAREHOLDERS FROM
NET INVESTMENT INCOME                                    92,531      110,724
                                                     ----------   ----------

TOTAL INCREASE (DECREASE)                               (27,118)      (8,796)

NET ASSETS BEGINNING OF PERIOD                        1,792,834    1,801,630
                                                     ----------   ----------

NET ASSETS END OF PERIOD (Including
Undistributed Net Income of $(7,930) and
$(30,686), respectively)                             $1,765,716   $1,792,834
                                                     ==========   ==========



DIVIDENDS PER SHARE                                  $     4.88   $     5.84
                                                     ==========   ==========








The accompanying notes are an integral part of these financial statements.

                                                    STUART M. FRIED, CPA




                              LENED, INC.
                        STATEMENT OF CASH FLOWS
                      INCREASE (DECREASE) IN CASH



                                                   YEARS ENDED SEPTEMBER 30,
                                                   -------------------------
                                                        1996         1995
                                                     ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                          $   84,601   $   80,038
 Adjustments to reconcile net income to net
 cash provided by operating activities:
  Changes in assets and liabilities:
    (Increase) Decrease in municipal bonds with
      accrued interest at fair market value             (48,686)      47,379
    (Increase) Decrease in Vista New York
      Tax Free Money Market Fund                         90,167      (32,940)
    (Increase) Decrease in prepaid expenses                 504           55
    Increase (Decrease) in other current liabilities      3,486        2,224
    Realized (gain) loss from investment transactions
     included in net income                               8,695       31,804
                                                     ----------   ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES               138,767      128,560
                                                     ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase (Decrease) in unrealized appreciation         (19,188)      21,890
  of investments
Realized gain (loss) from investment transactions        (8,695)     (31,804)
                                                     ----------   ----------

NET CASH (USED) PROVIDED BY INVESTING
ACTIVITIES                                              (27,883)      (9,914)
                                                     ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid                                        (110,724)    (122,918)
                                                     ----------   ----------
NET INCREASE (DECREASE) IN CASH AND                         160       (4,272)
CASH EQUIVALENTS

CASH - BEGINNING OF YEAR                                    743        5,015
                                                     ----------   ----------

CASH - END OF YEAR                                   $      903   $      743
                                                     ==========   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

 Cash paid during the year for:
  Income taxes                                       $      250   $      240




The accompanying notes are an integral part of these financial statements.

                                                    STUART M. FRIED, CPA




                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996






NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Lened, Inc. was incorporated in New Jersey on January 31, 1957. Lened, Inc. commenced operations as an investment company investing at least 50% of the value of its total assets, determined at the close of each quarter of its taxable year, in tax-exempt state and local obligations, may distribute, as a tax-exempt dividend, to its shareholders an amount equal to the interest earned on such tax-exempt obligations, provided it designates such dividends as tax-exempt interest dividends. It is the Company's intention to invest substantially all of its assets, except such amounts as it may carry in demand deposits, in such tax-exempt obligations and to distribute all of its net income, including any net short-term capital gains, to its shareholders.

The Company is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end investment company.

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements:

    (a) Investments are valued by the Custodian. These values may not necessarily be bids or actual last sale prices, but are estimates of the fair value of the investment securities, based upon prevailing interest rates, applicable bond ratings and other factors influencing the markets in which the investments are purchased and sold.

    (b) It is the policy of the Company to continue to qualify as a regulated investment company if such qualifications are in the best interests of its shareholders, by complying with the provisions available under the Internal Revenue Code, and to make distributions of taxable income sufficient to relieve it from all, or substantially all, Federal income taxes. Therefore, unless the Company has capital gains or interest on Treasury Bills, no federal tax provision is required.

                                                    STUART M. FRIED, CPA



                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996


    (c) Realized gains and losses on investments are computed on the basis of the identified cost of the specific securities sold.

    (d) Securities transactions are recorded on the date the securities are purchased or sold (the trade date). Interest income (net of premium or discount amortization) is recorded as earned.

    (e) Unrealized Appreciation (Depreciation) of Investments is stated as the difference between amortized cost and fair market value. At September 30, 1995

           Unrealized Appreciation of Bonds totaled       $30,483
           Unrealized Depreciation of Bonds totaled        (1,201)
                                                          -------
           Net Unrealized Appreciation of Investments     $29,282
                                                          =======

NOTE 2 - PURCHASES, SALES AND REDEMPTIONS OF SECURITIES

Securities exclusive of Vista New York Tax Free Money Market Fund purchased by the Company amounted to $520,000 for the year ended September 30, 1996 and $400,282 for the year ended September 30, 1995. Sales of securities exclusive of Vista New York Tax Free Money Market Fund amounted to $465,000 for the year ended September 30, 1996 and $465,405 for the year ended September 30, 1995.

NOTE 3 - DISTRIBUTIONS

The Company distributed income of $92,531 ($4.88 per share) and $110,724 ($5.84 per share) for the years ended September 30, 1996 and 1995 in the form of dividends.

NOTE 4 - CUSTODIAL FEES

Pursuant to an agreement with the custodian, the custodial fee is based on the number of bond coupons redeemed based on an annual charge of $1.25 per $1,000 of the first $500,000, $.75 per $1,000 of the next
$500,000 face value of bonds and $.50 per $1,000 face value above $1,000,000. A charge of $15 is made for each security transaction.

During the years ended September 30, 1996 and 1995, the Company was charged an aggregate of $2,293 and $2,636 respectively.

NOTE 5 - REMUNERATION

The Company's policy is not to pay, and for the periods reported did not pay, remuneration to either officers or directors.

                                                    STUART M. FRIED, CPA




                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996


NOTE 6 - CONTINGENT LIABILITIES AND EVENTS

Lened International Corp., a subsidiary of Lened, Inc. ceased its activities as a Domestic International Sales Corporation. Untaxed income of the subsidiary originally in an amount in excess of $600,000 was taxable to Lened, Inc., the parent, over an eight year period. No liability is or was provided on the balance sheet, under Subchapter M of the Internal Revenue Code, which stipulates that this type of distribution to the shareholders of a regulated investment company is taxable directly to the shareholders.

The Internal Revenue Service has not examined income tax returns for all open years.

                                                    STUART M. FRIED, CPA



                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996





NOTE 7 - CAPITAL PER SHARE AND RELATED INFORMATION

Selected data for a share of capital stock outstanding throughout the period:

                                                   YEARS ENDED SEPTEMBER 30,
                                                   -------------------------
                                                        1996         1995
                                                     ----------   ----------

Investment income                                    $     5.91   $     6.83
Operating expenses                                          .98          .93
                                                     ----------   ----------

INVESTMENT INCOME BEFORE FEDERAL                           4.93         5.90
 INCOME TAX

FEDERAL INCOME TAX                                            0            0
                                                     ----------   ----------

INVESTMENT INCOME - NET                                    4.93         5.90


Dividends to shareholders                                  4.88         5.84
                                                     ----------   ----------

                                                            .05          .06

Realized and unrealized gain (loss)
 on investments - net                                     (1.48)        (.52)
                                                     ----------   ----------

CHANGE IN NET VALUE                                       (1.43)        (.46)


NET ASSET VALUE:
  Beginning of period                                     94.56        95.02
                                                     ----------   ----------

  End of period                                      $    93.13   $    94.56
                                                     ==========   ==========

Ratio of operating expenses to
 average net assets                                       .0102%       .0096%

Ratio of investment income net to
 average net assets                                       .0614%       .0704%

Portfolio turnover                                        26.74%          24%


Number of shares outstanding at end
 of period                                               18,960       18,960

                                                    STUART M. FRIED, CPA


                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996

NOTE 8 - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                               Principal   Amortized Fair Market*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #010014AS7
Akron Central School Dist, N.Y.
A General Obligation (FSA)
5.4% Due 6/1/2001              $  50,000    $ 51,845   $ 52,645

Cusip #010014AT5
Akron Central School District, N.Y.
A General Obligation (FSA)
5.4% Due 6/1/2002                175,000     181,453    184,525

Cusip #23354NAG8
Dade County FLA Res Recovery
FAC 5.0% Due 10/1/03
REFC (AMBAL) Rev                 100,000      99,418    100,525

Cusip #246006GU8
Delaware County Authority,
P.A. Hospital Revenue
(Mercy Catholic Med Ctr-Ser B)
7.25%  Due 11/1/2002-97NC         60,000      59,847     64,613

Cusip #254764CN1
District of Columbia Hospital
Refunding & Impt Revenue
(Childrens Hosp-A) (Insd By FGIC)
5.8%  Due 7/15/2001-NC           100,000     100,409    104,898

Cusip #254760YL9
District of Columbia A General
Obligation Series A (RFDG)
5.625%  Due 6/1/2002              50,000      50,197     50,994













                              -10-

                                                    STUART M. FRIED, CPA

                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996




                               Principal   Amortized Fair Market*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #2547620M2
District Columbia G/O
5.625% Due 6/1/02
Ref- Ser A- (FSA- CR)            100,000     103,021    104,820

Cusip #2547603MI
District of Columbia A General
Obligation (Series A) 6%
Due 6/1/2009                      50,000      51,690     52,045

Cusip #386442LV7
Grand River Dam Authority, Okal.
Refunding Revenue
Prerefunded 6-1-97 @ 102.
7%   Due 6/1/2006-97NC            25,000      24,944     26,597

Cusip #396080ED1
Greenville Hospital System Board of
Trustees, S.C. Hospital Facilities
Revenue Series B
4.9% Due 5/1/2005-98 NC           95,000      95,003     95,968

Cusip #451295HW2
Idaho Health Facilities Authority
Refunding Revenue
(Bannock Regl Med Ctr Proj)
7.6%   Due 5/1/2003               20,000      20,109     21,563

Cusip #462590BF6
Iowa Student Loan Liquidity Corp.
Student
Loan Revenue (Insured by Ambac)
6.6%  Due 12/1/2000               90,000      94,239     97,610

Cusip #544738AJ6
Los Angeles County Public Works
Fing Auth., Calif. Refunding
Revenue (Capital Construction)
4.6%   Due 3/1/2002              100,000      98,186     99,275





                              -11-

                                                    STUART M. FRIED, CPA

                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996

                               Principal   Amortized Fair Market*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #561842FQ3
Manatee County Housing Finance
Auth. Fla. Single Family Mortgage
Revenue (1985 Ser A) (Insd By FGIC)
9.125%   Due  6/1/2016             5,000       5,052      5,209

Cusip #626190RU8
Municipal Assistance Corp., N.Y.
Series #60  Callable
7%  Due 7/1/2006-97NC             20,000      19,628     21,125

Cusip #639672NH3
Nebraska Investment Finance
Authority, Neb. Single Family
Mortgage Revenue (Insured by FGIC)
7.7%  Due 7/15/2000               10,000       9,981     10,393

Cusip #639683J51
Nebraska Public Power
District, NEB Refunding
Power Supply System - Series
4.5% Due 1/1/2000                 70,000      68,215     70,720

Cusip #645793UF5
New Jersey Health Care Facilities
Financing Authority Revenue
(Kennedy Med-Univ Med Ctr-Ser D)
7.875%  Due 7/1/2009-98NC         20,000      19,938     21,667

Cusip #645905PE4
New Jersey Economic
Dev Auth Rev
5.4% Due 2/1/06
Call Preddie Sch Proj
Ser-A                             60,000      60,907     61,041

Cusip #649652UT9
New York City, N.Y.
A General Obligation
Series A
7.0% Due 8/1/2004-8/1/97NC        20,000      19,329     20,970

Cusip #649649XT2
New York City, N.Y.
A General Obligation
Series B
7.2%  Due 2/1/1998-NC             50,000      49,973     52,360


                              -12-

                                                    STUART M. FRIED, CPA




                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996






                               Principal   Amortized Fair Market*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #649650VY1
New York City, N.Y.
A General Obligation
(Series H)
6.8%  Due 2/1/2000-NC             35,000      35,010     37,308

Cusip #649655DH7
New York City, N.Y.
A General Obligation
8% Due 8/1/2010-98NC              20,000      20,002     21,880

Cusip #6496644M8
New York City, G/O
SER-A
5.7% Due 8/1/02                   40,000      40,000     40,771

Cusip #649652US1
New York City, N.Y.
A General Obligation
(Prerefunded 8/1/97 @101.50)
7%  Due 8/1/2004 - 8/1/97NC        5,000       4,960      5,256

Cusip #649831VJ0
New York State Dormitory Authority
City University System Consolidated
Revenue
Series A  8%  Due 7/1/2007-97NC   55,000      55,225     58,891












                              -13-



                                                    STUART M. FRIED, CPA





                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996







                               Principal   Amortized Fair Market*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #649900AJ6
New York State Environmental
Facilities Corp., N.Y. Resource
Recovery Revenue (Huntington Proj)
7.5%  Due 10/1/2012-99NC          50,000      50,000     54,717

Cusip #649858WM5
New York State Housing
Finance Agency
Non Profit Housing Project
6.5%   Due  11/1/1999             25,000      24,841     26,210

Cusip #649860E41
New York State Housing Finance Agency
Hospital & Nursing Home Project
6.875%  Due 11/1/2007-97NC         5,000       4,905      5,253

Cusip #649868NJ1
New York State Housing Finance Agency
Housing Help Revenue
7.7%  Due 11/1/1997-NC            20,000      20,298     20,939

Cusip #6498814H9
New York State Medical Care Facilities
Finance Agency Revenue
7%  Due 8/15/1998-NC              40,000      40,439     42,185











                              -14-

                                                    STUART M. FRIED, CPA



                              LENED, INC.
                     NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1996




                               Principal   Amortized FairMarket*
Name and Title of Issuer        Amount       Cost       Value
------------------------       ---------   --------- -----------

Cusip #882585AD4
Texas National Research Laboratory
Commission Financing Corp.
Lease Revenue
(Supercond Super Coll PJ)
6%  Due 12/1/1998-NC              75,000      74,942     79,312

Cusip #896559BL4
Trinity River Auth., Texas Big Bear
Creek Interceptor RFDG Revenue
(Waste Water Sys Cont) (MBIA)
4.5% Due 2/1/2003                 75,000      75,000     73,799
                              ----------  ----------  ---------

TOTAL INVESTMENT - 100.00%    $1,715,000  $1,729,006  1,786,084
                              ==========  ==========

OTHER ASSETS LESS LIABILITIES - (.01%)                  (20,368)
                                                     ----------

NET ASSETS - 100%                                    $1,765,716
                                                     ==========

NET ASSET VALUE PER SHARE                            $    93.13
                                                     ==========

OUTSTANDING SHARES AT SEPTEMBER 30, 1996                 18,960
                                                     ==========

 *  Includes accrued interest















                                  -15-